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EXHIBIT 23 - REPORT OF INDEPENDENT ACCOUNTANTS ON
FINANCIAL STATEMENT SCHEDULES

TO THE BOARD OF DIRECTORS OF CULBRO CORPORATION

         Our audits of the consolidated financial statements referred to in our report dated February 2, 1996 appearing in the 1995 Annual Report to Shareholders of Culbro Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedules listed in Item 14(a) of this Form 10-K. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

New York, New York
February 2, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2 - 94202) of Culbro Corporation of our report dated February 2, 1996 appearing in the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears above.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

New York, New York
February 28, 1996


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